Exhibit 99.2

Safe Harbor Financial Announces Second Quarter 2023 Results

Revenue of $4.6 million

Second consecutive quarter of more than $1.1 billion in processed deposits; monthly average Balances on Deposit increased 60% versus the same period last year

Closed over $15 million in cannabis commercial real estate loans during the quarter

GOLDEN, Colo., August 14, 2023 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today its results for the quarter ended June 30, 2023 (“Q2 2023”).

Q2 2023 Financial and Operational Highlights

●	Revenue increased 147% to $4.6 million, compared to $1.9 million in Q2 2022;
●	Total deposits increased 36% to $1.1 billion compared to $808.4 million in Q2 2022;
●	Monthly average number of accounts held with financial institution (“FI”) clients increased 65% to 1,002 compared to 608 in Q2 2022;
●	Monthly average balances on deposit held with FI clients increased 60% to $230.7 million, compared to $143.8 million in Q2 2022;
●	Loan Book value at the end of Q2 2023 was $35.9 million as compared to $18.5 million in Q2 2022;
●	Ended Q2 2023 with $8.2 million in cash.

“Our second quarter results reflect the hard work and commitment of our team as well as the confidence our cannabis customers and financial institution partners have in Safe Harbor’s ability to support their growth objectives, operating in an industry that requires an extremely high level of compliance, validation and monitoring,” said Sundie Seefried, Chief Executive Officer of Safe Harbor.

“Our ability to increase both deposits and lending to Cannabis Related Businesses (CRB’s) in the second quarter resulted in record quarterly revenue and our second consecutive quarter of positive Adjusted EBITDA. Our ability to successfully execute against our emerging lending practice, which resulted in $15 million in loans originated during the quarter, has been a key growth driver this quarter and demonstrates a tremendous opportunity to further expand our fintech platform. In addition, our relationship with Five Star Bank continues to grow, which has allowed us to increase our deposit capacity by $1 billion, while also providing Safe Harbor the support it requires to expand nationally, further driving shareholder value.”

Second Quarter 2023 Operational Highlights

●	On April 17, 2023, Safe Harbor announced that, since the beginning of 2023, it successfully negotiated the resolution of approximately $68.6 million in debt obligations, including a $64.7 million deferred payable owed to Partner Colorado Credit Union (PCCU). The debt resolution includes the previously announced agreements Safe Harbor entered into with PCCU that resulted in the settlement of the approximately $64.7 million deferred payable owed to PCCU, comprised of $14.5 million in serviceable debt payable at a 4.25% annual interest rate over a five-year period; and 11.2 million shares of Class A common stock in the Company valued at $50,162,549. The remaining $3.9 million in debt, which was resolved with a payment of $1.7 million in cash and $700,000 in serviceable debt payable at 0% interest over a one-year period;

●	On April 20, 2023, Safe Harbor appointed Douglas Fagan, President and CEO of PCCU, to its Board of Directors;

●	On May 11, 2023, the Company announced its partnership with Five Star Bank, a New York-based subsidiary of Financial Institutions, Inc. (NASDAQ:FISI), to expand crucial access to cannabis banking nationwide. Five Star Bank has the ability to dedicate up to $1 billion in cannabis deposit capacity, which will afford cannabis businesses of all sizes greater access to credit facilities, along with a robust suite of cannabis banking services;

●	On May 16, 2023, Safe Harbor announced it originated approximately $5.5 million in real estate loans to a Tier One Multi-State Operator;

●	On May, 23, 2023, The Company announced that it has opened 13 new accounts through its financial institution partners under its newly expanded Social Equity Program;

●	On June 15, 2023, Safe Harbor announced it originated a $6,695,000 loan for a global real estate investment firm, secured by a first lien on a Class A multitenant cannabis industrial property located in Oakland, California;

●	On June 22, 2023, the Company announced it has expanded its lending and deposit relationship with a tier-one multistate operator through the origination of an additional first lien-secured loan of approximately $2.9 million on a cultivation facility located in a limited license, adult-use cannabis state.

Subsequent Operational Highlights

●	On July 12, 2023, Safe Harbor announced the launch of interest-bearing commercial deposit accounts to cannabis businesses nationwide through Five Star Bank;

●	On July 27, 2023, the Company announced increased its lending and deposit relationship with a tier one multi-state operator (“MSO”) by originating three new loans for affiliates of the MSO in the aggregate amount of $4,282,000;

●	On August 4, 2023, Safe Harbor announced Chief Executive Officer, Sundie Seefried, won The Green Market Report Cannabis Finance Award for Top CEO.

2023 Financial Outlook

Based on the continued strength of the Company’s operations, Safe Harbor anticipates that full year 2023 revenue will be in the range of $15.3 million to $16.3 million as compared to the $9.4 million in revenue reported for the 2022 full year.

Q2 2023 Financial Results

For the quarter ended June 30, 2023, total revenue increased to $4.6 million, compared to $1.9 million in the prior year period, primarily due to higher investment and deposit, activity and onboarding income.

Second quarter 2023 operating expenses increased to $22.5 million, compared to $1.5 million in the prior year period. The increase in operating expenses is mainly due to a $13.2 million impairment of goodwill and a $3.7 million impairment of finite lived intangible assets on account of the termination of the Master Services and Revenue Sharing Agreement with Central Bank under which the Company provided expertise and intellectual property to cannabis related businesses primarily located in Arkansas. The Company also had an increase in compensation and employee benefits; stock-based compensation expense, professional service expenses; investment hosting fees as a result of the reorganization; amortization and depreciation expense; and business insurance.

Net loss for Q2 2023 was $17.6 million, compared to net income of $336,437 in the prior year period, primarily due to a $13.2 million impairment of goodwill and $3.7 million impairment of finite-lived intangible assets. The net loss also includes an increase in professional fees on account increase in compliances as well as increases in compensation, employee benefits, marketing, and insurance.

As at June 30, 2023, the Company had cash and cash equivalents of $8.2 million, compared to $8.4 million at December 31, 2022.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,239,095	$8,390,195
Accounts receivable – trade	1,425,589	1,401,839
Contract assets	1,980	21,170
Prepaid expenses – current portion	172,541	175,585
Accrued interest receivable	37,229	40,266
Short-term loans receivable, net	11,945	51,300
Other current assets	-	150,817
Total Current Assets	$9,888,379	$10,231,172
Long-term loans receivable, net	289,668	1,250,691
Property, plant and equipment, net	170,206	49,614
Operating lease right to use assets	938,029	1,016,198
Goodwill	6,058,000	19,266,276
Intangible assets, net	6,230,802	10,621,087
Deferred tax asset	43,260,743	51,593,302
Prepaid expenses – long term position	637,500	712,500
Forward purchase receivable	4,584,221	4,584,221
Security deposit	22,795	17,795
Total Assets	$72,080,343	$99,342,856
LIABILITIES AND PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,170,250	$2,851,457
Accrued expenses	1,195,872	6,354,485
Contract liabilities	60,382	996
Lease liabilities – current	184,123	20,124
Senior secured promissory note – current portion	1,976,340	-
Deferred consideration – current portion	14,636,792	14,359,822
Due to seller - current portion	-	25,973,017
Other current liabilities	88,416	11,291
Total Current Liabilities	$19,312,175	$49,571,192
Warrant liability	223,573	666,510
Deferred consideration – long term portion	2,826,081	2,747,592
Forward purchase derivative liability	7,309,580	7,309,580
Due to seller – long term portion	-	30,976,783
Senior secured promissory note—long term portion	12,523,660	-
Lease liabilities – long term	873,883	1,008,109
Deferred underwriter fee	-	1,450,500
Indemnity liability	1,661,651	499,465
Total Liabilities	$44,730,603	$94,229,731
Commitment and Contingencies (Note 15)
Parent-Entity Net Investment and Stockholders’ Equity

Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 4,221 shares issued and outstanding on June 30, 2023, and Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 14,616 shares issued and outstanding on December 31, 2022, respectively	-	1
Class A common stock, $.0001 par value, 130,000,000 shares authorized 46,265,317 issued and outstanding on June 30, 2023, and Class A common stock, $.0001 par value, 130,000,000 shares authorized, 23,732,889 issued and outstanding on December 31, 2022, respectively	4,627	2,374
Additional paid in capital	97,923,103	44,806,031
Retained deficit	(70,577,990)	(39,695,281)
Total Parent-Entity Net Investment and Stockholders’ Equity	$27,349,740	$5,113,125
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$72,080,343	$99,342,856

SHF Holdings, Inc.

Condensed Consolidated Statements of Parent-Entity Net Investment and Stockholders’ Equity

(Unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	deficit	Equity
Balance, March 31, 2023	10,896	$1	40,288,817	$4,029	$90,687,265	$-	$(46,695,249)	$43,996,046
Conversion of PIPE shares	(6,675)	(1)	5,340,000	534	6,277,642	-	(6,278,174)	-
Restricted stock units	-	-	636,500	64	352,244	-	-	352,308
Stock option conversion	-	-	-	-	605,952	-	-	605,952
Net loss	-	-	-	-	-	-	(17,604,567)	(17,604,567)
Balance, June 30, 2023	4,221	$-	46,265,317	$4,627	$97,923,103	$-	$(70,577,990)	$27,349,740

FOR THE THREE MONTHS ENDED JUNE 30, 2022

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	deficit	Equity
Balance, March 31, 2022	-	$-	-	$-	$-	$7,900,700	$-	$7,900,700
Contribution from parent	-	-	-	-	-	74,999	-	74,999
Net profit	-	-	-	-	-	336,344	-	336,344
Balance, June 30, 2022	-	$-	-	$-	$-	$8,312,043	$-	$8,312,043

SHF Holdings, Inc.

Condensed Consolidated Statements of Parent-Entity Net Investment and Stockholders’ Equity

(Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	deficit	Equity
Balance, December 31, 2022	14,616	$1	23,732,889	$2,374	$44,806,031	$-	$(39,695,281)	$5,113,125
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	-	900,500
Cumulative effect from adoption of CECL	-	-	-	-	-	-	(581,321)	(581,321)
Conversion of PIPE shares	(10,395)	(1)	10,066,200	1,006	11,282,369	-	(11,283,374)	-
Restricted stock units	-	-	1,266,228	127	1,209,711	-	-	1,209,838
Stock option conversion	-	-	-	-	1,319,204	-	-	1,319,204
Issuance of shares to PCCU (net of tax)	-	-	11,200,000	1,120	38,405,288	-	-	38,406,408
Net loss	-	-	-	-	-	-	(19,018,014)	(19,018,014)
Balance, June 30, 2023	4,221	$-	46,265,317	$4,627	$97,923,103	$-	$(70,577,990)	$27,349,740

FOR THE SIX MONTHS ENDED JUNE 30, 2022

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent- Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	deficit	Equity
Balance, December 31, 2021	-	$-	-	$-	$-	$7,339,101	$-	$7,339,101

Contribution from parent	-	-	-	-	-	134,998	-	134,998
Net income	-	-	-	-	-	837,944	-	837,944
Balance, June 30, 2022	-	$-	-	$-	$-	$8,312,043	$-	$8,312,043

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) / income	$(19,018,014)	$837,944
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	797,664	1,952
Stock compensation expense	2,529,042	-
Interest expense	1,187,940	-
Provision for credit losses	578,546	295,565
Lease expense	107,943	-
Impairment of goodwill	13,208,276	-
Impairment of finite-lived intangible assets	3,680,463	-
Deferred tax benefit	(1,261,424)	-
Change in fair value of warrant	(442,937)	-
Changes in operating assets and liabilities:
Accounts receivable	(23,750)	(208,133)
Contract assets	19,190	-
Prepaid expenses	78,044	(13,450)
Accrued interest receivable	3,036	(7,206)
Deferred underwriting payable	(550,000)	-
Other current assets	150,817	-
Accounts payable	(1,604,082)	75,836
Accrued expenses	(440,503)	144,991
Deferred loan origination fees	-	118,116
Contract liabilities	59,386	(8,333)
Security deposit	(5,000)	(1,868)
Net cash (used in) provided by operating activities	(945,363)	1,235,414

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(208,434)	(8,792)
Funding of other investment	-	(500,000)
Repayment of loans, net	1,002,697	24,923
Net cash provided by (used in) investing activities	794,263	(483,869)
CASH FLOWS USED IN FINANCING ACTIVITIES:
Net change in parent funding, allocations, and distributions to parent	-	134,998
Net cash provided by financing activities	-	134,998

Net increase in cash and cash equivalents	(151,100)	886,543
Cash and cash equivalents – beginning of period	8,390,195	5,495,905
Cash and cash equivalents – end of period	$8,239,095	$6,382,448

Supplemental disclosure
Shares issued for the settlement of PCCU debt obligation	$38,406,408	$-
Cumulative effect from adoption of CECL	581,321	-
Interest payment on senior secured promissory note	104,678	-
Reversal of deferred underwriting cost	900,500	-

UNAUDITED Reconciliation of net income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss)/income	$(17,604,567)	$336,344	$(19,018,014)	$837,944
Interest expense	353,736	-	1,187,939	-
Depreciation and amortization	401,350	1,135	797,664	1,952
Taxes	(652,147)	-	(1,261,424)	-
EBITDA	$(17,501,628)	$337,479	$(18,293,835)	$839,896

Other adjustments –
Provision for credit losses	511,880	227,374	578,546	295,565
Change in the fair value of warrants	(9,789)	-	(442,937)	-
Stock option conversion	958,260	-	2,529,042	-
Impairment of goodwill and finite-lived intangible assets	16,888,739	-	16,888,739	-
Loan origination fees and costs	2,922	(653)	747	720
Adjusted EBITDA	$850,384	$564,200	$1,260,302	$1,136,181

Safe Harbor Financial discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures and are calculated as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Management of the Company uses this information in evaluating period over period performance because it believes it presents an important metric regarding the Company’s ongoing operating performance. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Conference Call Details:

The Company’s Chief Executive Officer, Sundie Seefried and Chief Financial Officer, Jim Dennedy will host a conference call and webcast at 4:30 pm ET / 1:30 pm PT today to discuss the Company’s financial results and provide investors with key business highlights.

Date:	Monday, August, 14, 2023
Time:	4:30pm ET / 1:30pm PT
Live webcast and replay:	Webcast Link
Participant dial in numbers:	646-307-1963 or 800-715-9871 (Toll Free)
Passcode:	3046638

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Currently managing more than 1000 cannabis-related relationships, Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $18 billion in deposit transactions for businesses with operations spanning over 40 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. . We discuss these risks in greater detail in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and, as applicable, in our Quarterly Reports on Form 10-Q filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact Information

Safe Harbor Media

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Safe Harbor Investor Relations

ir@SHFinancial.org

KCSA Strategic Communications

Phil Carlson

safeharbor@kcsa.com